Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Second Quarter Revenue of $30 million
Strong sales of new products drive revenue growth and profitability

AURORA, IL, November 6, 2013 – Westell Technologies, Inc. (NASDAQ: WSTL), a global leader of intelligent site and outside plant solutions, today announced results for its fiscal 2014 second quarter ended September 30, 2013.
Consolidated revenue was $30.0 million, driven by record quarterly sales of intelligent site management solutions, tower mounted amplifiers (TMAs), and distributed antenna systems (DAS) interface panels.
On a GAAP basis, the Company recorded net income in the quarter ended September 30, 2013, of $1.3 million or $0.02 per share, compared to a net loss of $2.2 million or $0.04 per share in the year-ago quarter. On a non-GAAP basis, the Company recorded net income of $4.0 million or $0.07 per share, compared to a non-GAAP net loss of $1.6 million or $0.03 per share in the year-ago quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation, and other information related to non-GAAP measures.
Cash and short-term investments were $81.5 million at September 30, 2013, compared to $82.9 million at June 30, 2013. Revenue growth in the quarter drove increased working capital requirements.
“We are pleased with our revenue and profitability performance in the fiscal second quarter,” said Chairman and CEO Rick Gilbert. “Our success during the first half of the fiscal year continues to validate our strategic focus on intelligent site management and wireless products. We believe we are well-positioned to achieve our financial goals for this fiscal year.”

Kentrox Segment
Kentrox segment revenue was $16.1 million in the quarter ended September 30, 2013, up 34% from $12.0 million in the fiscal 2014 first quarter ended June 30, 2013. The sequential revenue growth was driven primarily by increased demand for large deployments with domestic customers. Gross profit was $8.1 million and gross margin was 50.4% compared to $5.2 million and 43.5% in the prior quarter. The margin improvement was due to the higher revenues and a more favorable product mix. Kentrox R&D expenses were $0.9 million, compared to $1.0 million last quarter. As a result, Kentrox segment profit was $7.3 million, compared to $4.2 million in the first quarter.

Westell Segment
Westell segment revenue was $13.9 million in the quarter ended September 30, 2013, up 33% from $10.5 million in the prior quarter, driven by increased wireless product revenue, primarily TMAs and DAS panels. Gross profit was $4.3 million and gross margin was 31.1%, compared to $3.6 million and 34.0% in the last quarter. While gross profit improved due to the revenue increase, the margin decreased due to higher amounts recorded this quarter for excess and obsolete inventory. Westell R&D expenses were $1.8 million, compared to $1.7 million last quarter. As a result, Westell segment profit was $2.6 million, compared to $1.8 million in the first quarter.

Conference Call Information
Management will address financial and business results during its second quarter conference call on Thursday, November 7, 2013, at 9:30 AM Eastern Time. Participants may register for the call at http://www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number (PIN) that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing 888-206-4073 no later than 9:15 AM Eastern Time and using confirmation number 35883407. International participants may dial 847-413-9014.

This news release and related information that may be discussed on the conference call will be posted on the Investor News section of Westell's website: http://www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately 1:00 PM Eastern Time after the call ends. The replay of the conference also may be accessed by dialing 888-843-7419 or 630-652-3042 and entering 7777976.
About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a global leader of intelligent site and outside plant solutions focused on the high value/growth edge and access networks. The comprehensive solutions Westell provides enable service providers, industrial customers, tower operators, home network users, and other network operators to reduce operating costs while improving network performance. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2013, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Revenue	$29,960	$9,854	$52,416	$19,272
Gross profit	12,423	3,449	21,199	6,222
Gross margin	41.5%	35.0%	40.4%	32.3%
Operating expenses:
Sales & marketing	3,886	1,831	7,304	3,706
Research & development	2,619	1,480	5,318	2,997
General & administrative	3,226	2,123	6,798	4,702
Restructuring	169	57	235	149
Intangibles amortization	1,229	210	2,851	418
Total operating expenses	11,129	5,701	22,506	11,972
Operating income (loss)	1,294	(2,252)	(1,307)	(5,750)
Other income (expense)	98	7	(32)	91
Income (loss) before income taxes and discontinued operations	1,392	(2,245)	(1,339)	(5,659)
Income tax benefit (expense)	(68)	677	(87)	1,924
Net income (loss) from continuing operations	1,324	(1,568)	(1,426)	(3,735)
Income (loss) from discontinued operations, net of income tax (1)	4	(607)	(10)	(180)
Net income (loss)	$1,328	$(2,175)	$(1,436)	$(3,915)
Basic earnings per share:
Net income (loss) from continuing operations	$0.02	$(0.03)	$(0.02)	$(0.06)
Net income (loss) from discontinued operations	—	(0.01)	—	—
Net income (loss)	$0.02	$(0.04)	$(0.02)	$(0.06)
Diluted earnings per share:
Net income (loss) from continuing operations	$0.02	$(0.03)	$(0.02)	$(0.06)
Net income (loss) from discontinued operations	—	(0.01)	—	—
Net income (loss)	$0.02	$(0.04)	$(0.02)	$(0.06)
Average number of common shares outstanding:
Basic	58,681	60,420	58,601	61,465
Diluted	59,740	60,420	58,601	61,465

(1)	In the first quarter of fiscal year 2014, the Company discontinued the operations of its Customer Networking Solutions (CNS) segment.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	September 30, 2013	March 31, 2013
Assets:
Cash and cash equivalents	$68,751	$88,233
Restricted cash	460	2,500
Short-term investments	12,320	24,349
Accounts receivable, net	21,369	6,689
Inventories	17,670	12,223
Prepaid expenses and other current assets	2,065	1,804
Assets available-for-sale	1,044	—
Total current assets	123,679	135,798
Property and equipment, net	1,252	1,081
Goodwill	8,025	—
Intangibles, net	18,184	5,063
Other non-current assets	478	495
Total assets	$151,618	$142,437
Liabilities and Stockholders’ Equity:
Accounts payable	$10,502	$4,126
Accrued expenses	6,649	3,953
Deferred revenue	1,116	—
Total current liabilities	18,267	8,079
Deferred revenue long-term	669	—
Contingent consideration long-term	1,212	2,333
Other long-term liabilities	1,117	948
Total liabilities	21,265	11,360
Total stockholders’ equity	130,353	131,077
Total liabilities and stockholders’ equity	$151,618	$142,437

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six months ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(1,436)	$(3,915)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,148	666
Stock-based compensation	740	731
Restructuring	235	149
Deferred taxes	—	(1,993)
Other	64	(8)
Changes in assets and liabilities:
Accounts receivable	(10,455)	(234)
Inventory	(402)	243
Accounts payable and accrued expenses	4,497	(436)
Deferred revenue	(1,179)	(77)
Other	461	(993)
Net cash provided by (used in) operating activities	(4,327)	(5,867)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	12,029	(8,677)
Payment for business acquisitions, net	(28,945)	(2,524)
Purchases of property and equipment, net	(234)	(156)
Changes in restricted cash	2,040	2,613
Net cash provided by (used in) investing activities	(15,110)	(8,744)
Cash flows from financing activities:
Purchase of treasury stock	(297)	(9,826)
Proceeds from stock options exercised	269	29
Net cash provided by (used in) financing activities	(28)	(9,797)
Effect of exchange rate changes on cash	(17)	3
Net increase (decrease) in cash	(19,482)	(24,405)
Cash and cash equivalents, beginning of period	88,233	120,832
Cash and cash equivalents, end of period	$68,751	$96,427

Westell Technologies, Inc.
Segment Statement of Operations1
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2013
	Kentrox	Westell	Total
Revenue	$16,103	$13,857	$29,960
Cost of goods sold	7,995	9,542	17,537
Gross profit	8,108	4,315	12,423
Gross margin	50.4%	31.1%	41.5%
Operating expenses:
Research & development	858	1,761	2,619
Segment profit (loss)	$7,250	$2,554	9,804
Sales & marketing			3,886
General & administrative			3,226
Restructuring			169
Intangible amortization			1,229
Operating profit (loss)			1,294
Other income (loss)			98
Income tax benefit (expense)			(68)
Net income (loss) from continuing operations			$1,324

	Three Months Ended September 30, 2012
	Westell	Total
Revenue	$9,854	$9,854
Cost of goods sold	6,405	6,405
Gross profit	3,449	3,449
Gross margin	35.0%	35.0%
Operating expenses:
Research & development	1,480	1,480
Segment profit (loss)	$1,969	1,969
Sales & marketing		1,831
General & administrative		2,123
Restructuring		57
Intangible amortization		210
Operating profit (loss)		(2,252)
Other income (loss)		7
Income tax benefit (expense)		677
Net income (loss) from continuing operations		$(1,568)

(1) In connection with the Kentrox acquisition, the Company completed the integration of the marketing, sales, customer service, and administrative functions into single organizations that now operate across the whole Company. In as much as these organizations are no longer solely dedicated to any one segment and are managed separately at the corporate level, the Company has excluded these expenses from segment profit. Segment profit, therefore is defined as gross profit less research and development expenses. Segment profit excluded sales and marketing expenses, general and administrative expenses, the amortization of acquired intangible assets, and restructuring.

Westell Technologies, Inc.
Segment Statement of Operations1
(Amounts in thousands)
(Unaudited)

	Six Months Ended September 30, 2013
	Kentrox	Westell	Total
Revenue	$28,107	$24,309	$52,416
Cost of goods sold	14,780	16,437	31,217
Gross profit	13,327	7,872	21,199
Gross margin	47.4%	32.4%	40.4%
Operating expenses:
Research & development	1,845	3,473	5,318
Segment profit (loss)	$11,482	$4,399	15,881
Sales & marketing			7,304
General & administrative			6,798
Restructuring			235
Intangible amortization			2,851
Operating profit (loss)			(1,307)
Other income (loss)			(32)
Income tax benefit (expense)			(87)
Net income (loss) from continuing operations			$(1,426)

	Six Months Ended September 30, 2012
	Westell	Total
Revenue	$19,272	$19,272
Cost of goods sold	13,050	13,050
Gross profit	6,222	6,222
Gross margin	32.3%	32.3%
Operating expenses:
Research & development	2,997	2,997
Segment profit (loss)	$3,225	3,225
Sales & marketing		3,706
General & administrative		4,702
Restructuring		149
Intangible amortization		418
Operating profit (loss)		(5,750)
Other income (loss)		91
Income tax benefit (expense)		1,924
Net income (loss) from continuing operations		$(3,735)

(1) In connection with the Kentrox acquisition, the Company completed the integration of the marketing, sales, customer service, and administrative functions into single organizations that now operate across the whole Company. In as much as these organizations are no longer solely dedicated to any one segment and are managed separately at the corporate level, the Company has excluded these expenses from segment profit. Segment profit, therefore is defined as gross profit less research and development expenses. Segment profit excluded sales and marketing expenses, general and administrative expenses, the amortization of acquired intangible assets, and restructuring.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
GAAP net income (loss)	$1,328	$(2,175)	$(1,436)	$(3,915)
Adjustments:
Inventory fair value step-up (1)	479	—	1,245	—
Deferred revenue adjustment (1)	448	—	1,095	—
Amortization of intangibles (2)	1,229	210	2,851	418
Income tax benefit (3)	—	(1,031)	—	(2,015)
Restructuring (4)	169	57	235	149
Stock based compensation (5)	389	343	740	718
(Income) loss from discontinued operations, pre-tax (6)	(4)	989	10	288
Total adjustments	2,710	568	6,176	(442)
Non-GAAP net income (loss)	$4,038	$(1,607)	$4,740	$(4,357)
GAAP net income (loss) per common share:
Basic	$0.02	$(0.04)	$(0.02)	$(0.06)
Diluted	$0.02	$(0.04)	$(0.02)	$(0.06)
Non-GAAP net income (loss) per common share:
Basic	$0.07	$(0.03)	$0.08	$(0.07)
Diluted	$0.07	$(0.03)	$0.08	$(0.07)
Average number of common shares outstanding:
Basic	58,681	60,420	58,601	61,465
Diluted	59,740	60,420	59,360	61,465

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
GAAP operating expense	$11,129	$5,701	$22,506	$11,972
Adjustments:
Amortization of intangibles (2)	(1,229)	(210)	(2,851)	(418)
Restructuring (4)	(169)	(57)	(235)	(149)
Stock based compensation (5)	(380)	(344)	(724)	(701)
Total adjustments	(1,778)	(611)	(3,810)	(1,268)
Non-GAAP operating expense	$9,351	$5,090	$18,696	$10,704
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013, the Company purchased Kentrox which required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized in the three and six months ended September 30, 2013.

(2)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(3)
The Company is in a full valuation allowance in fiscal year 2014. The adjustment removes the tax benefits recorded in fiscal year 2013 to reflect the tax result had the Company been in a full valuation allowance in fiscal year 2013.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting.

(6)	In the first quarter of fiscal year 2014, the Company discontinued the operations of the CNS segment. Historical results of operations of the CNS division are presented as discontinued operations.
For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. 630.375.4740 tminichiello@westell.com